January 31, 2018 Landstar System, Inc. Earnings Conference Call Fourth Quarter 2017 Date Published: 01/31/2018 Exhibit 99.2

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made during this presentation that are not based on historical facts are “forward looking statements.” During this presentation, I may make certain statements, containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2016 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 01/31/2018

Model Definition Landstar is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 01/31/2018

The Network Landstar Employees Approx. 1,300 Agents Approx. 1,200 Customers 25,000+ Capacity 59,000+ 2017 Results $3.6 billion in revenue 2.0 million loadings 542 million dollar agents 9,696 BCO trucks (2017 year-end) 49,934 Carriers (2017 year-end) 15,000+ Trailers (2017 year-end) Date Published: 01/31/2018

Percentage of Revenue 4Q16 4Q17 Truck Transportation Truckload Van equipment 61% 60% Unsided/platform equipment 29% 29% Less-than-truckload 2% 2% Rail intermodal 3% 3% Ocean and air cargo 2% 4% Transportation Management Services Date Published: 01/31/2018

The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2017 fourth quarter included thirteen weeks of operations whereas the 2016 fourth quarter included fourteen weeks. Fiscal year 2017 included fifty-two weeks of operations whereas fiscal year 2016 included fifty-three. Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 01/31/2018 Quarter (1) Fiscal Year (1)

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Load (Excludes LTL) Date Published: 01/31/2018 The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2017, 2015 and 2014 fourth quarters included thirteen weeks of operations whereas the 2016 fourth quarter included fourteen weeks.

As a Percentage of Revenue 4Q16 4Q17 Quarter over Prior Year Quarter Growth Consumer Durables 21.6 23.2 27% Machinery 14.2 13.4 12% Automotive 9.1 7.3 -5% Building Products 8.1 9.1 32% Metals 6.1 6.2 20% AA&E, Hazmat 7.2 7.5 22% Foodstuffs 5.5 5.4 17% Energy 3.1 2.8 6% Other 25.1 25.1 18% Transportation Revenue 100.0 100.0 18% Industries Served Date Published: 01/31/2018

14.9% 14.2% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2017 fourth quarter included thirteen weeks of operations whereas the 2016 fourth quarter included fourteen weeks. Fiscal year 2017 included fifty-two weeks of operations whereas fiscal year 2016 included fifty-three. Revenue on transactions with a fixed gross profit margin was 55% and 53% of revenue in the 2016 and 2017 year-to-date periods, respectively, and 53% and 50% of revenue in the 2016 and 2017 fourth quarters, respectively. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 01/31/2018 Quarter (3) Fiscal Year (3) 15.4% 14.9%

50.5% 48.4% 4 Operating margin equals operating income divided by gross profit. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2017 fourth quarter included thirteen weeks of operations whereas the 2016 fourth quarter included fourteen weeks. Fiscal year 2017 included fifty-two weeks of operations whereas fiscal year 2016 included fifty-three. Operating Income and Operating Margin (1) ($’s in thousands) Date Published: 01/31/2018 Quarter (2) Fiscal Year (2) 48.0% 46.8% 45.8% 10 44.9%

Date Published: 01/31/2018 Truck Capacity Data (All information is provided as of the end of the period) KEY INCOME STATEMENT DATA ($ in Millions) % of 2013 % of 2013 % of 2012 Rev/GP Plan Rev/GP Proj Rev/GP Dec 31, Dec 30, External Revenue $8,824 #REF! #REF! 2016 (2) 2017 (2) Purchased Transportation #REF! #REF! #REF! #REF! #REF! #REF! BCO Independent Contractors 8,824 9,087 Truck Brokerage Carriers: Interest and Debt Expense #REF! #REF! #REF! Approved and Active (1) 31,471 34,243 Income Before Income Taxes #REF! #REF! #REF! Other Approved 15,982 15,691 47,453 49,934 Income Taxes #REF! #REF! #REF! Total Available Truck Capacity Providers 56,277 59,021 Trucks Provided by BCO Independent Contractors 9,439 9,696 (1) Active refers to truck brokerage carriers who hauled freight for Landstar in the 180 day period immediately preceding the period end. (2) Fuel surcharges billed to customers on freight hauled by BCO Independent Contractors, which are paid 100% to the BCO and excluded from revenue and the cost of purchased transportation, were $170.8 million and $129.7 million in the 2017 and 2016 year-to-date periods, respectively, and $48.8 million and $38.6 million in the 2017 and 2016 fourth quarters, respectively.

Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Capital expenditures includes approximately $8.5 million for the acquisition of a business during the 2017 year-to-date period. Date Published: 01/31/2018 Key Balance Sheet and Cash Flow Statistics ($’s in thousands)

Free Cash Flow (1) / Share Purchases Date Published: 01/31/2018 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Date Published: 01/31/2018